KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                          NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL (212) 715-9100                                        47, AVENUE HOCHE 75008
FAX (212) 715-8000                                       TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                   March 25, 2004



E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York 10022

            Re:   E.I.I. Realty Securities Trust
                  File No. 333-45959
                  ------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 7 to the Registration Statement No. 333-45959 on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP